QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.117

FIRST AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT

        This FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this "Amendment"), dated as of August 22, 2008 (this "Agreement"), is made by and among Commerce Energy, Inc., a California corporation (the "Company"), Commerce Energy Group, Inc., a Delaware corporation (the "Parent" together with Company, the "Borrowers" and each individually, the "Borrower") and AP Finance, LLC, a Delaware limited liability company (the "Lender")

BACKGROUND

        A.    Borrowers and Lender are parties to that certain Note and Warrant Purchase Agreement, dated as of August 21, 2008 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

        B.    Borrowers and Lender desire to amend the Purchase Agreement in certain respects, all on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

        1.    Amendments to Purchase Agreement.

          a.    Amendment to Section 1.1.    Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

    Section 1.1    Purchase and Sale of Notes and Warrant.

    (a)    Upon the following terms and conditions, the Parent shall issue and sell to the Lender, and the Lender shall purchase from the Company and Parent, (i) one or more senior secured promissory notes in an aggregate principal amount of up to $22,139,047.48, or such greater amount as may result from the application of Section 1.1(c) herein; and (ii) one or more common stock purchase warrants to purchase in the aggregate 3,045,262 shares of Common Stock, par value $0.001 per share, of the Parent (the "Common Stock"), or such greater amount as may result from the application of Section 1.1(c) herein, at the exercise price and upon the terms and conditions set forth therein.

    (b)    At the First Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth herein, the Parent shall issue to the Lender, and the Lender shall purchase from the Company and Parent, a promissory note, substantially in the form of Exhibit B-1 hereto (the "Initial Note"), in the aggregate principal amount of Twenty Million, Nine Hundred Thirty One Thousand Five Hundred Seventy Nine Dollars ($20,93 1 ,579), and the Lender shall advance, as payment in full for the Initial Note, the sum of Twenty Million Ninety Nine Thousand Five Hundred Seventy Nine Dollars ($20,099,579), representing the principal amount of the Initial Note, less a facility fee of Eight Hundred Thirty-Two Thousand Dollars ($832,000). The Lender is further permitted to deduct from the advance made on the date of the First Closing the fees and expenses of the Lender as permitted by Section 7. 1 hereto. The issuance and sale of the Initial Note is referred to herein as the "First Closing". At the First Closing, the Parent shall deliver to the Lender a common stock purchase warrant, in substantially the form attached hereto as Exhibit A-1 (the "First Warrant"), to purchase 2,773,333 shares of Common Stock at the exercise price and upon the terms and conditions as set forth therein.

    (c)    At the Second Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth herein, the Parent shall issue to the Lender, and the Lender shall purchase from the Company and Parent, a promissory note, substantially in the form of Exhibit B-2 hereto (the "Second Note" and, together with the Initial Note, the "Notes"), in the aggregate principal amount of up to Two Million Thirty Nine Thousand Four Hundred Sixty Eight Dollars and Forty Eight Cents ($2,039,468.48) (or such other amount as is necessary to pay off the Tax Lien (as hereafter defined) in full including all penalties and interest), plus, to the extent that penalties and interest accrued between the First Closing and the Second Closing result in a total principal amount in excess of $2,039,468.48, the amount of such excess multiplied by 0.04, and the Lender shall advance such amount as payment in full for the Second Note. The issuance and sale of the Second Note is referred to herein as the "Second Closing" and, collectively with the First Closing, the "Closings". At the Second Closing, the Parent shall deliver to the Lender a common stock purchase warrant, in substantially the form attached hereto as Exhibit A2(the "Second Warrant" and together with the First Warrant, collectively and each individually, the "Warrant"), to purchase 271,929 shares of Common Stock (or such other number of shares calculated by dividing the principal amount of the Second Note by 7.5), at the exercise price and upon the terms and conditions set forth therein.

          b.    Amendment to Section 4. 1 (a).    Section 4. 1 (a) of the Purchase Agreement is hereby amended and restated as follows:

    (a)    advance the funds as payment for the purchase price of the Notes and the First Warrant; and

          c.    Amendment to Section 4.2(b).    Section 4.2(b) of the Purchase Agreement is hereby amended and restated as follows:

    (b)    deliver to the Lender the Notes and the First Warrant and each of the other Transaction Documents to which the Company or Parent is a party each of which has been duly executed by the Company and/or Parent, as applicable;

          d.    Amendment to Section 4.3(b).    Section 4.3(b) of the Purchase Agreement is hereby amended and restated as follows:

    (b)    Delivery of Second Advance.    The Lender shall have advanced the funds as payment for the purchase price of the Second Note and the Second Warrant on the date of the Second Closing.

          e.    Amendment to Section 4.4(f).    Section 4.4(f) of the Purchase Agreement is hereby amended and restated as follows:

    (f)    Notes; Transaction Documents.    At or prior to the Second Closing, the Company and the Parent shall have delivered to the Lender the Second Note and the Second Warrant.

        2.    Effectiveness.    This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender:

          a.     Execution and delivery by Borrowers of this Amendment to Lender;

          b.     Execution and delivery by Borrowers of the Second Note to Lender;

          c.     Execution and delivery by Parent of the Second Warrant to Lender;

          d.     Delivery by Borrower of certified resolutions from Parent and Company's directors authorizing the execution and delivery of this Amendment, the Second Note and the Second Warrant and the transactions contemplated herein; and

          e.     Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Purchase Agreement and the other Transaction Documents.

        3.    Representations and Warranties.    Borrowers represent and warrant to Lender that:

          a.     All warranties and representations made to Lender under the Purchase Agreement and the Transaction Documents are true and correct as to the date hereof (other than those representations and warranties which by their express terms are limited solely to an earlier date).

          b.     The execution and delivery by Borrowers of this Amendment, the Second Note and the Second Warrant and the performances by Borrowers of the transactions herein contemplated (i) are and will be within each such Borrower's powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which any Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of any Borrower.

          c.     This Amendment, the Second Note, the Second Warrant, and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

          d.     No Event of Default or Default has occurred under the Purchase Agreement or any of the other Transaction Documents.

        4.    Governing Law.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

        5.    Counterparts.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. This Amendment shall be incorporated into and deemed a part of the Purchase Agreement. Except as expressly modified herein, all terms, covenants, and conditions of the Purchase Agreement are and shall remain in full force and effect.

        6.    Severability.    The provisions of this Amendment are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Amendment and this Amendment shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

COMMERCE ENERGY, INC.
By:	/s/ Gregory L. Craig
Name:	Gregory L. Craig
Title:	Chief Executive Officer and President
COMMERCE ENERGY GROUP, INC.
By:	/s/ Gregory L. Craig
Name:	Gregory L. Craig
Title:	Chief Executive Officer
AP FINANCE, LLC
By:	/s/ David Levy
Name:	David Levy
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT]

S-1

QuickLinks

  Exhibit 10.117
FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT
BACKGROUND